Exhibit 99.1

NEWS FROM

For more information contact: Patricia K. Moore Director, Investor Relations ESCO Technologies Inc. (314) 213-7277	For media inquiries: David P. Garino (314) 982-0551

ESCO PUBLISHES UPDATED PRESENTATION ON ITS WEBSITE

     St. Louis, MO, January 13, 2003 – ESCO Technologies Inc. (NYSE: ESE) announced today it will post an updated Company presentation on its website, www.escotechnologies.com.

     The presentation includes a summary statement covering the Company’s strategy, the five-year financial objectives and an overview of each of the Company’s three primary segments.

     The information will be posted on the Company’s website today.

     ESCO, headquartered in St. Louis, is a leading supplier of engineered filtration products to the process, health care and transportation markets worldwide. In addition, the Company markets proprietary, special purpose communications systems and is the industry leader in RF shielding and EMC test products.

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